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                                                                EXHIBIT 10.13(e)

                                FORM OF AMENDMENT
                                       TO
                          CHANGE IN CONTROL AGREEMENTS

                                    AMENDMENT

         THIS AMENDMENT, dated as of January 21, 1999 ("Amendment"), between UNION PACIFIC RESOURCES GROUP INC., A Utah corporation (the "Company"), and _______________ (the "Executive") amends the Agreement between the Company and Executive entered into on February 4, 1997 (the "Agreement"). Defined terms used herein shall have the meanings as set forth in the Agreement unless otherwise defined herein.

1. The Agreement is hereby amended to add a new Section 5.4 to read in its entirety as follows:


         Notwithstanding any provision herein or any provision in the Company's 1995 Stock Option and Retention Stock Plan (or any agreement entered into thereunder) to the contrary (except any contrary provision dealing with a pooling of interests transaction), (A) upon a Change in Control, any Option then held by the Executive (other than an Option the exercisability of which is based exclusively on the attainment of performance targets which, at the time of the Change in Control, have not been met), shall be fully exercisable and any restriction on any Retention Share then held by the Executive (other than a Retention Share the vesting of which is based exclusively on the attainment of performance targets, which, at the time of the Change in Control, have not been met) shall lapse or be deemed fully satisfied, as applicable, and (B) if, following a Change in Control and during the term of this Agreement, the Executive is terminated by the Company for any reason other than Cause or the Executive terminates with Good Reason, then, with respect to any Option then held by the Executive, the Executive (or his Beneficiary, if applicable) shall have the right to exercise such Option at any time during the earlier of (i) the five-year period following such termination or (ii) the term of the Option; provided, however, that, with respect to any provision in (A) or (B) in this
         Section 5.4, if it is intended that the transaction constituting a Change in Control be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16 (or any successor thereto), and if the existence and/or operation of any such provision would violate



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         Paragraph 47(c) thereof (or any successor thereto), then any such provision shall (in whole or in part to the minimum extent necessary to avoid a violation) be deemed null and void ab initio and/or any operation of such provision shall (in whole or in part to the minimum extent necessary to avoid a violation) be deemed to have no force or effect under law; provided further, however, that the foregoing proviso shall apply only if the transaction is otherwise eligible to be accounted for as a pooling of interests.

         Except as amended hereby, all other terms and provisions shall remain in full force and effect

         IN WITNESS WHEREOF, all parties hereto have executed this Amendment as of the date and year first above written.

                                            UNION PACIFIC RESOURCE GROUP INC.





                                            By:

                                                         JACK L. MESSMAN



                                            EXECUTIVE




                                            By:
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